As filed with the Securities and Exchange Commission on May 20,
1994
                                                   File No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        _______________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                    ________________________________
                   AMERICAN HOME PRODUCTS CORPORATION
          (Exact name of registrant as specified in its charter)
                       ________________________
        Delaware                          13-2526821
(State of other jurisdiction   (I.R.S. Employer Identification No.)
of incorporation or
organization)

          Five Giralda Farms, Madison, New Jersey       07940
        (Address of Principal Executive Offices)      (Zip Code)

                   AMERICAN HOME PRODUCTS CORPORATION
                       1993 STOCK INCENTIVE PLAN
                        (Full title of the plan)


                          LOUIS L. HOYNES, JR.
               Senior Vice President and General Counsel
                   American Home Products Corporation
                         Five Giralda Farms
                      Madison, New Jersey 07940
                          (201) 660-5000
(Name, address and telephone number, including area code of agent for service)

                     CALCULATION OF REGISTRATION FEE


Title of Securities  Amount     Proposed   Proposed     Amount of
to be Registered     to be      Maximum    Maximum      Regis-
                     Registered Offering   Aggregate    tration
                                Price per  Offering     Fee
                                  Share    Price

Common Stock,        14,000,000 $56.625    $792,750,000 $273,362
par value $.33 1/3
per share

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of such securities on the New York Stock Exchange on May 13, 1994.
Part I.          INFORMATION REQUIRED IN THE
                 SECTION 10(a) PROSPECTUS

Item 1.  Plan Information and Registrant Information and Employee
Plan Annual Information.

    The information required by Part I is included in document (s) sent or given to participants in the American Home Products
Corporation (the "Corporation") 1993 Stock Incentive Plan (the
"Plan") pursuant to Rule 428(b)(1).
PART II.         INFORMATION REQUIRED IN THE
                 REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (File No. 1-1225) are incorporated herein by reference:

     (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994; and

     (c) The description of Common Stock contained in the Corporation's registration statement on Form 10, as amended through January 24, 1991, filed with the Commission pursuant to Section 12 of the Securities Exchange Act 1934 (the "1934 Act").

     All reports and other documents subsequently filed by the Corporation pursuant to Section 13, 14, or 15(d) of the 1934 Act as amended, prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The consolidated financial statements of the Corporation and subsidiary companies as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference in this registration statement, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



                              II-1
Item 6.   Indemnification of Directors and Officers


     Section 145 of the Delaware Corporation Law and the Restated Certificate of Incorporation of the Corporation contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings under the 1933 Securities Act, as amended (the "1933 Act") and the 1934 Act.

     The Corporation provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the 1933 Act and the 1934 Act.

Item 7.   Not Applicable.

Item 8.   Exhibits

See Index to Exhibits on page II-6

Item 9.   Undertakings

A.   Rule 415 Offering

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the 1933 Act.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.


                              II-2
     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filing Incorporated Subsequent Exchange Act Documents by
Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act , each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.











                              II-3
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Morris and State of New Jersey, on this 20th day of April, 1994.

                    AMERICAN HOME PRODUCTS CORPORATION
                    (Registrant)



                    By: /s/ John R. Stafford
                    (John R. Stafford
                    Chairman of the Board, President and Chief
                    Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                    Date

/s/ John R. Stafford        Chairman of the Board,   April 20, 1994
(John R. Stafford)          President and
                            Director - Principal
                            Executive Officer

/s/ Robert G. Blount        Executive Vice President April 20, 1994
(Robert G. Blount)          and Director -
                            Principal Financial
                            Officer

/s/ John R. Considine       Vice President -         April 20, 1994
(John R. Considine)         Finance - Principal
                            Accounting Officer

/s/ Clifford L. Alexander   Director                 April 20, 1994
(Clifford L. Alexander)

/s/ Frank A. Bennack, Jr.   Director                 April 20, 1994
(Frank A. Bennack, Jr.)

/s/ K. Roald Bergethon, Jr. Director                 April 20, 1994
(K. Roald Bergethon)

/s/ John W. Culligan        Director                 April 20, 1994
(John W. Culligan)


                              II-4
/s/ Robin Chandler Duke     Director                 April 20, 1994
(Robin Chandler Duke)

/s/ John D. Feerick         Director                 April 20, 1994
(John D. Feerick)

/s/ Edwin A. Gee            Director                 April 20, 1994
(Edwin A. Gee)

/s/ Robert W. Sarnoff       Director                 April 20, 1994
(Robert W. Sarnoff)

/s/ John R. Torell III      Director                 April 20, 1994
(John R. Torell III)

/s/ William W. Wrigley      Director                 April 20, 1994
(William W. Wrigley)




































                              II-5
                       INDEX TO EXHIBITS

Exhibit
Number        Exhibit

4.1 Restated Certificate of Incorporation of the Corporation, incorporated herein by reference to Exhibit No. 3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4.2 By-laws of the Corporation, incorporated herein by reference to Exhibit No. 3 of the Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

23            The consent of Arthur Andersen & Co.

99            1993 Stock Incentive Plan


































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